Exhibit 2.2

Execution Copy

AGREEMENT WITH RESPECT TO CERTAIN

SHARES AND OPTIONS OF TRUSTEV LIMITED

MADE AS A DEED

BY AND AMONG

TRUSTEV LIMITED,

TRANSUNION NETHERLANDS I B.V.,

THE MANAGEMENT HOLDERS IDENTIFIED HEREIN,

AND

THE MANAGEMENT HOLDER REPRESENTATIVE NAMED HEREIN

Dated as of December 9, 2015

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission

i

TABLE OF CONTENTS CONTINUED

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission

ii

AGREEMENT WITH RESPECT TO CERTAIN SHARES AND OPTIONS

OF

TRUSTEV LIMITED MADE AS A DEED

AGREEMENT WITH RESPECT TO CERTAIN SHARES AND OPTIONS OF TRUSTEV LIMITED MADE AS A DEED (this “Agreement”), dated as of December 9, 2015 (the “Effective Date”), by and among Trustev Limited, incorporated and registered in Ireland (company registration number 516425) (the “Company”), Transunion Netherlands I B.V., incorporated and registered in the Netherlands (KVK-number 50945157) (“TUNI”), each of the individuals identified as “Management Holder” on a signature page hereof (each a “Management Holder” and collectively, the “Management Holders”) and Patrick D. Phelan, as the duly authorized representative of each Management Holder (the “Management Holder Representative”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in Section 1.

W I T N E S S E T H:

WHEREAS, the Company was incorporated in Ireland on August 12, 2005 under Companies Act 1963 , as amended by the Companies Act 2014 (the “Companies Act”);

WHEREAS, on the Effective Date, pursuant to that certain Purchase Agreement Made as a Deed (the “Purchase Agreement”) by and among TUNI, as purchaser, the Company, the Non-Management Sellers identified therein, the Management Sellers identified therein and the Management Holder Representative, as Management Seller Representative, TUNI purchased certain Company Securities upon the terms and conditions set forth in the Purchase Agreement;

WHEREAS, after giving effect to the transactions contemplated by the Purchase Agreement, (i) the outstanding ordinary share capital of the Company owned by each of Patrick D. Phelan (“PP”) and Chris Kennedy (“CK”) is set forth on Schedule 1 and (ii) the number of options to purchase ordinary share capital of the Company held by each of the Management Holders, other than PP and CK, is set forth below such Management Holder’s name on a signature page hereof;

WHEREAS, pursuant to Section 11.10 of the Purchase Agreement, each of the Management Holders appointed and constituted the Management Holder Representative as such Management Holder’s true and lawful attorney-in-fact, with full power in such Management Holder’s name and on such Management Holder’s behalf to act on behalf of such Management Holder pursuant to this Agreement; and

WHEREAS, the execution and delivery of this Agreement is a condition precedent to the consummation of the transactions contemplated by the Purchase Agreement.

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements set forth herein and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

Definitions; Etc.

1.1 Definitions. Except as otherwise herein expressly provided herein, the following terms and phrases shall have the meanings set forth below:

“2017 Revenue” means the Revenue recorded by the Company Entities for calendar year 2017.

“2018 EBITDA” means the consolidated earnings before interest, tax, depreciation and amortization recorded by the Company Entities for calendar year 2018, with, for avoidance of doubt, 2018 Revenue being used in lieu of any other “revenue” definition and expressed in the format set forth on Schedule 2, and taking into account the principles set forth on Schedule 3.

“2018 Revenue” means the Revenue recorded by the Company Entities for calendar year 2018.

“Accelerated D Shares Put/Call Price” has the meaning set forth in Section 6.2(b)(i).

“Accounting Fees” has the meaning set forth in Section 4.7(c).

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person, and the term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise.

“Agent Replacement Party” has the meaning set forth in Section 7.7(b).

“Agreement” means this Shareholders’ Agreement, as originally executed and as amended, modified, supplemented or restated from time to time, as the context requires.

“Base Quarter” has the meaning set forth in Section 6.2(b)(i).

“Buy-Sell Closing” has the meaning set forth in Section 6.2.

“Buy-Sell Price” has the meaning set forth in Section 6.2.

“Call Notice” has the meaning set forth in Section 4.2(a).

“Call Right” means the collective reference to the D Shares Call Right, the E Shares Call Right and the F Shares Call Right.

“Cause” means, with respect to a Key Holder who is party to an employment agreement with TUNI or an Affiliate thereof containing a definition of “cause” or “for cause”,

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission said definition, and, if no such definition exists, means willfully engaging in illegal, dishonest or gross misconduct which is demonstrably and materially injurious to TUNI or an Affiliate thereof, unless the act or omission giving rise to such misconduct is done, or omitted to be done, in good faith and with a reasonable belief that such action or omission was in the best interest of TUNI and its Affiliates.

“CK” has the meaning set forth in the recitals hereto.

“Companies Act” has the meaning set forth in the recitals hereto.

“Company” has the meaning set forth in the preamble hereto.

“Company Articles” means the Articles of Association of Trustev Limited, as amended as of the Effective Date prior to the consummation of the transactions contemplated by the Purchase Agreement.

“Company Entities” means the Company and its wholly-owned subsidiary Trustev US Limited as at the day immediately prior to Effective Date notwithstanding that Trustev US Limited may cease to be a wholly-owned subsidiary of the Company after the Effective Date.

“Company Memorandum” means the Memorandum of Association of Trustev Limited, as amended as of the Effective Date prior to the consummation of the transactions contemplated by the Purchase Agreement.

“Company Securities” has the meaning set forth in the Purchase Agreement.

“D Shares Call Period” means the time period beginning at 12:01AM GMT on February 15, 2019 and ending at 11:59PM GMT on February 28, 2019.

“D Shares Call Right” has the meaning set forth in Section 4.2(a).

“D Shares EBITDA Put/Call Price” means the applicable amount set forth in the table in Section 4.4 under the heading “Corresponding D Shares EBITDA Put/Call Price” opposite the applicable 2018 EBITDA.

“D Shares Put/Call Price” has the meaning set forth in Section 4.4(a).

“D Shares Put/Call Price Aggregate Cap” means (1) Twenty Million Dollars (US$20,000,000) minus (2) the Incentive Bonus Plan Pool D Amount.

“D Shares Put Period” means the time period beginning at 12:01AM GMT on January 1, 2019 and ending at 11:59PM GMT on January 15, 2019.

“D Shares Put Right” has the meaning set forth in Section 4.1(a).

“D Shares Revenue Put/Call Price” means the applicable amount set forth in the table in Section 4.4 under the heading “Corresponding D Shares Revenue Put/Call Price” opposite the applicable 2018 Revenue.

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission

“Disability” means total and permanent disability as such concept is defined by applicable employer policy.

“Dispute Notice” has the meaning set forth in Section 4.7(b).

“Disputed Items” has the meaning set forth in Section 4.7(b).

“Effective Date” has the meaning set forth in the preamble hereto.

“E Shares Call Period” means the time period beginning at 12:01AM GMT on February 15, 2018 and ending at 11:59PM GMT on February 28, 2018.

“E Shares Call Right” has the meaning set forth in Section 4.2(c).

“E Shares Contingency” means both of the following:

(a) the continuous employment by Purchaser and its Affiliates of [****] from the Effective Date through December 31, 2017; and

(b) 2017 Revenue equals or exceeds [****].

“E Shares Put/Call Price” has the meaning set forth in Section 4.6.

“E Shares Put Period” means the time period beginning at 12:01AM GMT on January 1, 2018 and ending at 11:59PM GMT on January 15, 2018.

“E Shares Put Right” has the meaning set forth in Section 4.1(c).

“Excess Sale Consideration” means the excess of (a) the consideration received by TUNI in a Third Party Sale over (b) the sum of (i) the Final Closing Purchase Price (as defined in the Purchase Agreement), plus (ii) the E Shares Put/Call Price paid prior to the date of the Third Party Sale, if applicable.

“Executive Officers” has the meaning set forth in Section 5.2.

“F Shares Call Period” means the time period beginning at 12:01AM GMT on February 15, 2019 and ending at 11:59PM GMT on February 28, 2019.

“F Shares Call Right” has the meaning set forth in Section 4.2(d).

“F Shares Contingency” means both of the following:

(a) the continuous employment by Purchaser and its Affiliates of [****] from the Effective Date through December 31, 2018; and

(b) 2018 Revenue equals or exceeds [****].

“F Shares Put/Call Price” has the meaning set forth in Section 4.7.

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission

“F Shares Put Period” means the time period beginning at 12:01AM GMT on January 1, 2019 and ending at 11:59PM GMT on January 15, 2019.

“F Shares Put Right” has the meaning set forth in Section 4.1(d).

“GAAP” means generally accepted accounting principles in Ireland, specifically Financial Reporting Standard 102 and Irish statutes comprising the Companies Act 2014, as in effect from time to time and applied consistently throughout the periods involved.

“Growth Rate” has the meaning set forth in Section 6.2(b)(i).

“Incentive Bonus Plan” means Incentive Bonus Plan adopted by the board of managers of TU LLC.

“Incentive Bonus Plan Pool D Amount” means the maximum amount payable pursuant to the Incentive Bonus Plan in respect of the Incentive Bonus Plan Pool D, determined as of the date upon which a Put Notice or Call Notice is provided in respect of the D Shares Put Right or the D Shares Call Right or the date of a Buy-Sell Closing, as applicable ($1,448,276 as of the Effective Date).

“Incentive Bonus Plan Pool E Amount” means the maximum amount payable pursuant to the Incentive Bonus Plan in respect of the Incentive Bonus Plan Pool E, determined as of the date upon which a Put Notice or Call Notice is provided in respect of the E Shares Put Right or the E Shares Call Right or the date of a Buy-Sell Closing, as applicable ($108,621 as of the Effective Date).

“Incentive Bonus Plan Pool F Amount” means the maximum amount payable pursuant to the Incentive Bonus Plan in respect of the Incentive Bonus Plan Pool F, determined as of the date upon which a Put Notice or Call Notice is provided in respect of the F Shares Put Right or the F Shares Call Right or the date of a Buy-Sell Closing, as applicable ($108,621 as of the Effective Date).

“Independent Accountants” means an international accounting firm which shall be mutually acceptable to TUNI and the Management Holder Representative subject to such firm certifying to TUNI and the Management Holder Representative that it is an independent firm without any prior relationship with TUNI or any Management Holder, provided that if such firm is unwilling or unable to serve as the “Independent Accountants”, TUNI and the Management Holder Representative shall agree upon a substitute accounting firm and such substitute accounting firm shall likewise certify its independence to TUNI and the Management Holder Representative. Where no agreement is reached on the Independent Accountant to be appointed within a period of 10 days, the President of the Institute of Chartered Accountants Ireland shall be appointed to select an international accounting firm to act as the Independent Accountants.

“Information” has the meaning set forth in Section 5.3(a).

“Initial Agent” has the meaning set forth in Section 7.7(a).

“Key Holders” means each of Stephen Fanning, Diarmuid Thoma and Jason Ryan.

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission

“Lien” means any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing and any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership).

“Management Holder” has the meaning set forth in the preamble hereto.

“Management Holder Representative” has the meaning set forth in the preamble hereto.

“Multiplier” has the meaning set forth in Section 6.2(b)(ii).

“New Agent” has the meaning set forth in Section 7.7(c).

“Options” means, as the context may requires, options to purchase Ordinary D Shares, Ordinary E Shares and Ordinary F Shares.

“Ordinary D Shares” means the Ordinary D Shares (non-voting) of €0.000001 each in the capital of the Company.

“Ordinary E Shares” means the Ordinary E Shares (non-voting) of €0.000001 each in the capital of the Company.

“Ordinary F Shares” means the Ordinary F Shares (non-voting) of €0.000001 each in the capital of the Company.

“Person” means any individual, partnership, joint venture, limited liability company or partnership, corporation, trust or other entity.

“PP” has the meaning set forth in the recitals hereto.

“Process Agent” has the meaning set forth in Section 7.7(d).

“Purchase Agreement” has the meaning set forth in the recitals hereto.

“Put/Call Price” means, as applicable, the D Shares Put/Call Price, the E Shares Put/Call Price or the F Shares Put/Call Price.

“Put/Call Price Statement” has the meaning set forth in Section 4.7(a).

“Put Notice” has the meaning set forth in Section 4.1(a).

“Put Right” means the collective reference to the D Shares Put Right, the E Shares Put Right and the F Shares Put Right.

“Reseller Agreement” means, collectively, (a) that certain Reseller Agreement dated December 23, 2014 between TU LLC and the Company; (b) that certain Reseller Service

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission

Agreement for Non-FCRA Services dated as of December 24, 2014 between the Company and TU LLC; and (c) that certain Software License Agreement dated August 13, 2015 between the Company and Crivo TransUnion Sistemas Em Informatica S.A.

“Revenue” with respect to any specified period means the revenue recorded by the Company Entities in accordance with GAAP, excluding in all cases amounts in respect of government grants, and taking into account the principles set forth on Schedule 3.

“Rules” has the meaning set forth in Section 7.9(b).

“Shares” means collectively, and as the context may require, the ordinary share capital in the Company owned or held by the TUNI and/or the Management Holders or any of them from time to time.

“Termination of Employment” means the date of a Key Holder’s termination of employment for any reason whatsoever, whether voluntary or involuntary, including as a result of death, Disability, employer termination or employee resignation.

“Third Party Sale” has the meaning set forth in Section 6.1.

“Transfer” means, with respect to any Shares or Options, a direct or indirect (including by direct or indirect change of control, sale of equity, merger, consolidation, amalgamation, reorganization or other similar plan or scheme, or operation of law, in each case, whether directly, or directly or indirectly of a parent, holding company, equity holder or subsidiary, or otherwise) sale, conveyance, exchange, assignment, gift, bequest, hypothecation or other transfer or disposition by any other means, whether for value or no value and whether voluntary or involuntary (including by realization upon any Lien, by operation of law or by judgment, levy, attachment, garnishment, bankruptcy or other legal or equitable proceedings), or an agreement to do any of the foregoing. The terms “Transferred” and “Transferring” shall have correlative meanings.

“TU LLC” means Trans Union, LLC, a Delaware limited liability company and the indirect parent entity of TUNI.

“TUNI” has the meaning set forth in the preamble hereto.

“Unresolved Items” has the meaning set forth in Section 4.7(c).

1.2 “Exhibit, Etc.” References to an “Exhibit” or to a “Schedule” are, unless otherwise specified, to one of the Exhibits or Schedules attached to this Agreement, and references to an “Article” or a “Section” are, unless otherwise specified, to one of the Articles of Sections of this Agreement.

1.3 Dollar Amounts. All references to dollar amounts herein are references to amounts in United States dollars.

1.4 Accounting Terminology. Accounting terms used in this Agreement shall have the meanings assigned to them in accordance with GAAP, except as otherwise expressly set forth herein.

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission

ARTICLE II

Certain Organizational Matters and Voting of Shares

2.1 Company Articles; Company Memorandum. The Company has previously delivered, or made available, to each of the Management Holders copies of Company Articles and the Company Memorandum. From and after the Effective Date, each Management Holder shall, if required and to the extent within its respective power, (a) vote (or cause to be voted) the Shares held by such Management Holder at any general or special meeting of the Shareholders, or take action by written consent in lieu of such meeting, and take all other actions necessary to ensure that the Company Articles and Company Memorandum do not, at any time, conflict with the provisions of this Agreement, and (b) take all necessary and required action to amend, or amend and restate, the Company Articles and/or the Company Memorandum as necessary to effectuate the purposes of this Agreement. The Management Holders covenant to act in accordance with the Company Articles, provided that the provisions of this Agreement shall take precedence as between the Management Holders and TUNI.

2.2 Restrictions on Other Agreements. Except for this Agreement, no Management Holder shall grant any proxy or enter into or agree to be bound by any voting trust, voting agreement, shareholders’ agreement or similar arrangement with respect to the Shares held thereby nor shall any Management Holder enter into any agreements or arrangements of any kind with any Person with respect to the Shares or Options held thereby, in any case on terms inconsistent with the provisions of this Agreement (whether or not such agreements and arrangements are with other Management Holders), including, without limitation, agreements or arrangements with respect to the acquisition, Transfer or voting of Shares or Options.

2.3 Invalid Votes. No Management Holder shall vote any Shares contrary to the provisions of this Article II.

2.4 Minority Oppression and Derivative Actions Invalid Votes. No Management Holder shall bring any claim seeking a remedy for minority oppression or any derivative action in relation to its rights regarding its Shares and the Company.

ARTICLE III

Restrictions on Transfers and Liens

3.1 Restriction on Transfers. A Management Holder shall not Transfer any of such Management Holder’s Shares or Options (or beneficial interest therein) to any Person without the prior written approval of TUNI (which may be given or withheld in TUNI’s sole and absolute discretion). The Company shall refuse to register any attempted Transfer made other than in accordance with this Article 3.1 or Article 2.5.

3.2 Restrictions on Liens. A Management Holder shall not pledge, hypothecate or permit a Lien to exist with respect to any of such Management Holder’s Shares or Options (or beneficial interest therein) to any Person without the prior written approval of TUNI (which may be given or withheld in TUNI’s sole and absolute discretion). Any attempted pledge, hypothecation or other Lien not approved by TUNI shall be null and void and of no force or effect.

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission

ARTICLE IV

Put and Call Rights

4.1 Put Rights.

(a) At any time during the D Shares Put Period, the Management Holder Representative shall have the right, but not the obligation, to require TUNI to purchase all of the Ordinary D Shares then held by the Management Holders (the “D Shares Put Right”). The Management Holder Representative may exercise such right, if at all, by providing written notice thereof (a “Put Notice”) to the Company prior to the expiration of the D Shares Put Period.

(b) At any time during the E Shares Put Period, the Management Holder Representative shall have the right, but not the obligation, to require TUNI to purchase all of the Ordinary E Shares then held by the Management Holders (the “E Shares Put Right”). The Management Holder Representative may exercise such right, if at all, by providing a Put Notice to the Company prior to the expiration of the E Shares Put Period.

(c) At any time during the F Shares Put Period, the Management Holder Representative shall have the right, but not the obligation, to require TUNI to purchase all of the Ordinary F Shares then held by the Management Holders (the “F Shares Put Right”). The Management Holder Representative may exercise such right, if at all, by providing a Put Notice to the Company prior to the expiration of the F Shares Put Period.

(d) If the Management Holder Representative delivers a Put Notice pursuant to any of Sections 4.1(a) through (d), then immediately prior to the consummation of the Put Right to which such Put Notice relates, the Management Holder Representative, on behalf of the applicable Management Holders, shall fully exercise all Options with respect to the Shares to which such Put Notice relates.

4.2 Call Rights.

(a) If the Management Holder Representative does not exercise the D Shares Put Right, then at any time during the D Shares Call Period, TUNI shall have the right, but not the obligation, to require the Management Holders to sell to TUNI all of the Ordinary D Shares then held by the Management Holders (the “D Shares Call Right”). TUNI may exercise such right, if at all, by providing written notice thereof (a “Call Notice”) to the Management Holder Representative prior to the expiration of the D Shares Call Period.

(b) If the Management Holder Representative does not exercise the E Shares Put Right, then at any time during the E Shares Call Period, TUNI shall have the right, but not the obligation, to require the Management Holders to sell to TUNI all of the Ordinary E Shares then held by the Management Holders (the “E Shares Call Right”). TUNI may exercise such right, if at all, by providing a Call notice to the Management Holder Representative prior to the expiration of the E Shares Call Period.

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission

(c) If the Management Holder Representative does not exercise the F Shares Put Right, then at any time during the F Shares Call Period, TUNI shall have the right, but not the obligation, to require the Management Holders to sell to TUNI all of the Ordinary F Shares then held by the Management Holders (the “F Shares Call Right”). TUNI may exercise such right, if at all, by providing a Call notice to the Management Holder Representative prior to the expiration of the F Shares Call Period.

(d) If TUNI delivers a Call Notice pursuant to any of Sections 4.2(a) through (d), then immediately prior to the consummation of the Call Right to which such Call Notice relates, the Management Holder Representative, on behalf of the applicable Management Holders, shall fully exercise all Options with respect to the Shares to which such Call Notice relates.

4.3 Put/Call Price; Payment; Transfer Documents.

(a) The consideration to be paid by TUNI in respect of (i) the Ordinary D Shares transferred pursuant to the exercise of the D Shares Put Right or the D Shares Call Right shall equal the D Shares Put/Call Price; (ii) the Ordinary E Shares transferred pursuant to the exercise of the E Shares Put Right or the E Shares Call Right shall equal the E Put/Call Price; and (iii) the Ordinary F Shares transferred pursuant to the exercise of the F Shares Put Right or the F Shares Call Right shall equal the F Put/Call Price.

(b) Subject to Section 10.6(e) of the Purchase Agreement, the applicable aggregate Put/Call Price shall be paid by TUNI to the Management Holder Representative (for distribution among the applicable Management Holders pro rata in accordance with their respective ownership of D Shares, E Shares or F shares), in the form of cash within ten (10) days following the later of (i) the final determination of such Put/Call Price, in accordance with the procedures set forth in Section 4.4, Section 4.5, Section 4.6, as applicable, and Section 4.7 and (ii) the delivery of the applicable Put Notice or Call Notice.

(c) Immediately prior to the payment of the applicable Put/Call Price, the applicable Management Holders shall deliver to TUNI (i) the stock certificate or certificates representing the Shares to be sold, together with duly executed stock powers relating thereto; and (ii) all documents reasonably required to effect the Share transfer contemplated by this Section 4.3, including a certificate containing the representations, warranties and indemnities set forth on Schedule 4.

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission

4.4 D Shares Put/Call Price.

(a) The per share D Shares Put/Call Price (“D Shares Put/Call Price”) shall be an amount equal to the quotient of (i) the sum of (1) the D Shares Revenue Put/Call Price plus (2) the D Shares EBITDA Put/Call Price, each determined based upon 2018 Revenue and 2018 EBITDA, respectively, as set forth in the following table minus (3) Incentive Bonus Plan Pool D Amount, divided by (ii) by the number of Ordinary D Shares outstanding as of the date upon which the applicable Put Notice or Call Notice is provided (excluding for this purpose any Ordinary D Share owned by TUNI and its Affiliates and after giving effect to Section 4.1(d) or Section 4.2(d), as applicable):

2018 Revenue	Corresponding D Shares Revenue Put/Call Price	2018 EBITDA	Corresponding D Shares EBITDA Put/Call Price
[****]

[****]

[****]

[****]

[****]

(b) Notwithstanding anything to the contrary expressed or implied in this Agreement, no D Shares Put/Call Price shall be payable unless both (i) 2018 Revenue equals or exceeds [****] and (ii) 2018 EBITDA equals or exceeds [****]; provided that, if both such thresholds are satisfied, the amount of the D Shares Revenue Put/Call Price and the D Shares EBITDA Put/Call Price shall be determined independently of each other (it being agreed that payment of the D Shares Put/Call Price is provided for in Section 4.3(a)).

(c) For purposes of computing 2018 Revenue and 2018 EBITDA, unless otherwise agreed in writing between TUNI and the Management Holder Representative, 2018 Revenue and 2018 EBITDA shall (i) be accounted for on an accrual basis in accordance with GAAP; (ii) reflect all transactions between the Company Entities, on the one hand, and TUNI and its Affiliates (other than the Company Entities), on the other hand, at prices which are no less favorable than those that could be obtained between unrelated parties on an arms’ length basis, provided that the transactions contemplated by the Reseller Agreement shall be reflected at the prices set forth in the Reseller Agreement; (iii) include an allocation to the Company Entities of corporate overhead and similar charges in respect of services provided to the Company Entities by TUNI and its Affiliates (e.g., in respect of finance, accounting, legal and/or human resources) that is determined in a manner that is no less favorable to the Company Entities than such overhead and similar charges are allocated to other TU LLC business units and/or subsidiaries; (iv) exclude costs and expenses with respect to the Transaction (as defined in the Purchase Agreement) and the integration of the business operations of the Company Entities into the business operations of TU LLC and its Affiliates; and (v) be expressed in the format set forth on Schedule 2, in the case of 2018 EBITDA.

(d) Notwithstanding anything to the contrary, in no event shall the aggregate D Shares Put/Call Price exceed the D Shares Put/Call Price Aggregate Cap.

4.5 E Shares Put/Call Price. The per share E Shares Put/Call Price (“E Shares Put/Call Price”) shall be either:

(a) if the E Shares Contingency is not satisfied, $0.00001 per Ordinary E Share purchased and sold pursuant to the E Shares Put Right or the E Shares Call Right; or

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission

(b) if the E Shares Contingency is satisfied, an amount equal to equal to the quotient of (i)(A) $1,500,000 minus (B) the Incentive Bonus Plan Pool E Amount divided by (ii) by the number of Ordinary E Shares outstanding as of the date upon which the applicable Put Notice or Call Notice is provided (excluding for this purpose any Ordinary E Shares then owned by TUNI and its Affiliates and after giving effect to Section 4.1(d) or Section 4.2(d), as applicable); provided, however, that if one or more of the Key Holders shall cease to provide services to the Company prior to the December 31, 2017, other than by reason of death, Disability or involuntary termination by the Company without Cause, then, notwithstanding anything to the contrary, the amount resulting from the equation set forth in the foregoing clause (b)(i) shall be reduced by the percentage set forth in the following table for each such Key Holder:

Key Holder Name	Percentage Reduction Due Service Cessation
[****]	[****]
[****]	[****]
[****]	[****]

4.6 F Shares Put/Call Price. The per share F Shares Put/Call Price (“F Shares Put/Call Price”) shall be either:

(a) if the F Shares Contingency is not satisfied, $0.00001 per Ordinary F Share purchased and sold pursuant to the F Shares Put Right or the F Shares Call Right; or

(b) if the F Shares Contingency is satisfied, an amount equal to the quotient of (i)(A) $1,500,000 minus (B) the Incentive Bonus Plan Pool F Amount divided by (ii) by the number of Ordinary F Shares outstanding as of the date upon which the applicable Put Notice or Call Notice is provided (excluding for this purpose any Ordinary F Shares then owned by TUNI and its Affiliates and after giving effect to Section 4.1(d) or Section 4.2(d), as applicable); provided, however, that if one or more of the Key Holders shall cease to provide services to the Company prior to the December 31, 2017, other than by reason of death, Disability or involuntary termination by the Company without Cause, then, notwithstanding anything to the contrary, the amount resulting from the equation set forth in the foregoing clause (b)(i) shall be reduced by the percentage set forth in the following table each such Key Holder:

Key Holder Name	Percentage Reduction Due Service Cessation
[****]	[****]
[****]	[****]
[****]	[****]

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission

4.7 Process for Determination and Dispute.

(a) Delivery of Put/Call Price Statement. On or prior to (i) January 31, 2019, in the case of the D Shares Put Right or the D Shares Call Right; (ii) January 31, 2018, in the case of the E Shares Put Right or the E Shares Call Right; and (iv) January 31, 2019, in the case of the F Shares Put Right or the F Shares Call Right, TUNI shall prepare and deliver to the Management Holder Representative a statement (the “Put/Call Price Statement”) setting forth in reasonable detail TUNI’s calculation of the applicable Put/Call Price.

(b) Review of Put/Call Price Statement. During the thirty (30) day period immediately following the Management Holder Representative’s receipt of the Put/Call Price Statement, the Management Holder Representative will be permitted to review, during normal business hours and upon reasonable notice, the books and records of the Company Entities and the working papers related to the preparation of such Put/Call Price Statement (including the determinations included therein), in order to facilitate the Management Holder Representative’s review of such Put/Call Price Statement and the amount of the applicable Put/Call Price. The Put/Call Price Statement (including the determinations included therein) and the amount of the applicable Put/Call Price will become final, binding and conclusive upon TUNI and the Management Holder Representative (i) on the date that is thirty (30) days following the Management Holder Representative’s receipt thereof, unless TUNI receives from the Management Holder Representative prior to such date written notice of the Management Holder Representative’s disagreement (a “Dispute Notice”) with any determination set forth in such Put/Call Price Statement or (ii) on such earlier date as the Management Holder Representative notifies TUNI that it does not dispute such Put/Call Price Statement. Any Dispute Notice will specify in reasonable detail the nature and dollar amount of any disagreement so asserted (the “Disputed Items”). If the Management Holder Representative timely delivers a Dispute Notice, then the determination of the applicable Put/Call Price (in accordance with the resolution described in clause (x) or (y) below, as applicable) will become final, binding and conclusive upon TUNI, the Management Holders and the Management Holder Representative on the first to occur of (x) the date on which TUNI and the Management Holder Representative resolve in writing all differences they have with respect to the Disputed Items or (y) the date on which all of the Disputed Items that are not resolved by TUNI and the Management Holder Representative in writing are finally resolved in accordance with Section 4.7(c).

(c) Dispute. During the forty-five (45) days following delivery of a Dispute Notice, TUNI and the Management Holder Representative will seek in good faith to resolve in writing any differences that they have with respect to all of the Disputed Items. Any Disputed Item resolved in writing by TUNI and the Management Holder Representative will be deemed final, binding and conclusive on TUNI and the Management Holder Representative. If TUNI and the Management Holder Representative do not reach agreement on all of the Disputed Items during such forty-five (45) day period (or such longer period as they shall mutually agree in writing), then at the end of such forty-five (45) day (or longer) period, TUNI and the Management Holder Representative will submit all unresolved Disputed Items (collectively, the “Unresolved Items”) to the Independent Accountants to review and resolve such matters. The Independent Accountants will determine each Unresolved Item as promptly as may be reasonably practicable, and TUNI and the Management Holder Representative will instruct the Independent Accountants to endeavor to complete such process within a period of no more than thirty (30) days from the date the Unresolved Items are submitted thereto. The Independent

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission

Accountants may conduct such proceedings as the Independent Accountants believe necessary and appropriate, in their sole discretion; provided that the Independent Accountants shall apply the provisions of this Agreement concerning determination of the applicable Put/Call Price Statement. In addition, except as TUNI and the Management Holder Representative may otherwise agree, all communications between TUNI and the Management Holder Representative or any of their respective representatives, on the one hand, and the Independent Accountants, on the other hand, will be in writing with copies simultaneously delivered to the non-communicating party. The Independent Accountants’ determination of the Unresolved Items will be final, binding and conclusive on TUNI and the Management Holder Representative, effective as of the date the Independent Accountants’ written determination is received by TUNI and the Management Holder Representative. Each of TUNI and the Management Holder Representative (on behalf of the Management Holders) will bear its own legal, accounting and other fees and expenses of participating in such dispute resolution procedure. The fees and expenses of the Independent Accountants incurred pursuant to this Section 4.7(c) (the “Accounting Fees”) shall be allocated between TUNI, on the one hand, and the Management Holder Representative (on behalf of the Sellers), on the other hand as follows: a portion of the Accounting Fees equal to the product of the Accounting Fees multiplied by a fraction, the numerator of which is the aggregate dollar amount of the Unresolved Items resolved by the Independent Accountants in favor of TUNI and the denominator of which is the aggregate dollar amount of all Unresolved Items submitted to the Independent Accountants for resolution, shall be allocated to the Management Holder Representative (on behalf of the Management Holders), and the remainder shall be allocated to TUNI.

ARTICLE V

Conduct of Business

5.1 Conduct of Business. Except as otherwise expressly provided for herein or with the prior written consent of the Management Holder Representative, from the Closing until December 31, 2018:

(a) TUNI shall operate the business of the Company Entities in good faith, utilizing commercially reasonable business practices;

(b) TUNI will not take any action (including allocating the corporate overhead and similar charges described in Section 4.4(c)) the principal purpose of which is to circumvent the ability of the Company Entities to achieve (i) the 2017 Revenue level identified in the definition of “E Shares Contingency”; (ii) the 2018 Revenue level identified in the definition of “F Shares Contingency” or (ii) the 2018 Revenue and 2018 EBITDA levels identified in Section 4.4; and

(c) TUNI shall maintain separate books and records with respect to the computation and verification of 2017 Revenue, 2018 Revenue and 2018 EBITDA.

5.2 Annual Business Plan/Budget Process. From and after the Effective Date, the Company Entities shall participate in the annual budgeting and business planning process conducted by TU LLC and its subsidiaries (collectively, the “Budget Process”). The Budget Process is and shall be conducted fairly and in good faith and in a manner that does not

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discriminate against any TU LLC subsidiary or business unit. The Management Holders (led by PP and CK), in their respective capacities as employees of TU LLC or TUNI, shall be the individuals who are primarily responsible for coordinating the Company Entities’ efforts with respect to the Budget Process with respect to the business of the Company Entities and, to that end, shall confer with their respective direct reports and other senior executive officers of TU LLC (the “Executive Officers”). The Management Holders acknowledge that (i) all TU LLC subsidiaries and business units compete for corporate resources with all other TU LLC subsidiaries and business units and (ii) as between the Executive Officers, on the one hand, and the Management Holders, on the other, the Executive Officers have the sole and absolute decision making authority as to the Budget Process and the conclusions and results thereof.

5.3 Monthly Reporting and Review.

(a) As soon as practicable, but in any event within twenty (20) days of the end of each calendar month, the Management Holders (led by PP and CK), in their respective capacities as employees of TU LLC or TUNI, shall provide the Executive Officers with the following information in respect of the Company Entities (collectively, the “Information”):

(i) an unaudited income statement for such month and calendar year to date, and an unaudited balance sheet as of the end of such month, all prepared in accordance with GAAP (except that such financial statements may be subject to normal year-end audit adjustments and not contain all notes thereto that may be required in accordance with GAAP);

(ii) a report reflecting the year-to-date financial results of the Companies Entities operations and a comparison of budgeted results to actual results;

(iii) a report reflecting calendar year to date Revenue and EBITDA (expressed in the format set forth on Schedule 2), determined in accordance with the definitions contained in this Agreement and taking into account the principles set forth on Schedule 3; and

(iv) such other reports and information relating to the Company Entities as may be reasonably requested by the Executive Officers.

(b) As soon as practicable after the delivery of the Information with respect to a calendar month, the Management Holders (led by PP and CK), in their respective capacities as employees of TU LLC or TUNI, shall meet with one or more of the Executive Officers to discuss, among other things, the business, affairs, development and prospects of the Company Entities and the content of the Information, as well as whether the Management Holders and/or the Executive Officers are aware of any then known circumstances that would reasonably result in (i) a material decrease in the D Shares Put/Call Price; (ii) the failure of the E Shares Contingency to be satisfied or (iii) the failure of the F Shares Contingency to be satisfied.

(c) Notwithstanding anything to the contrary, nothing contained in this Section 5.3 shall limit the flexibility of TUNI and its Affiliates and/or the Executive Officers to operate the business of the Company Entities consistent with their fiduciary duties as provided by applicable law.

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ARTICLE VI

Third-Party Sale

6.1 Limitation on Third Party Sale. TUNI shall not consummate the sale of all or substantially all of the equity securities or assets of the Company Entities, on a stand-alone basis, to an unaffiliated third party (a “Third Party Sale”) prior to or on June 30, 2017.

6.2 Buy-Sell.

(a) If, after June 30, 2017 and prior to January 1, 2019, TUNI consummates a Third Party Sale then either (a) the acquiring party in such Third Party Sale shall, at the closing thereof, assume the obligations of TUNI under this Agreement; or (b) notwithstanding anything to the contrary in Article IV or the related definitions, immediately prior to the consummation of such Third Party Sale (“Buy-Sell Closing”), TUNI shall purchase, and the Management Holder Representative, on behalf of the Management Holders shall sell the then outstanding Ordinary D Shares, Ordinary E Shares and Ordinary F Shares (including those issuable upon the exercise of the related Options) for the aggregate consideration determined in accordance with the following table (such aggregate consideration, the “Buy-Sell Price”):

Consummation Date of Third Party Sale	Buy-Sell Price
After June 30, 2017 and on or prior to December 31, 2017

TUNI shall purchase the then outstanding Ordinary D Shares for an aggregate amount equal to the lesser of (A) the product of (i) the Accelerated D Shares Put/Call Price, multiplied by (ii) the then applicable Multiplier; (B) the Excess Sale Consideration; and (C) the D Shares Put/Call Price Aggregate Cap.

In addition, if the E Shares Contingency is satisfied as of the closing date of the Third Party Sale, calculating 2017 Revenue through the closing date of the Third Party Sale by applying the same principles to the determination thereof as are set forth in the definition of Accelerated D Shares Put/Call Price (but only with respect to revenue) and multiplying such calculated 2017 Revenue by the then applicable Multiplier, then TUNI shall purchase the then outstanding Ordinary E Shares for an amount equal to the E Shares Put/Call Price.

In addition, if the F Shares Contingency is satisfied as of the closing date of the Third Party Sale, calculating 2018 Revenue through the closing date of the Third Party Sale by applying the same principles to the determination thereof as are set forth in the definition of Accelerated D Shares Put/Call Price (but only with respect to revenue) and multiplying such calculated 2018 Revenue by the then applicable Multiplier, then TUNI shall purchase the then outstanding Ordinary F Shares for an amount equal to the F Shares Put/Call Price.

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Consummation Date of Third Party Sale	Buy-Sell Price
After December 31, 2017 and on or prior to December 31, 2018

TUNI shall purchase the then outstanding Ordinary D Shares for an amount equal to the lesser of (A) the product of (i) the Accelerated D Shares Put/Call Price, multiplied by (ii) the then applicable Multiplier; (B) the Excess Sale Consideration; and (C) the D Shares Put/Call Price Aggregate Cap.

In addition, if the F Shares Contingency is satisfied as of the closing date of the Third Party Sale, calculating 2018 Revenue through the closing date of the Third Party Sale by applying the same principles to the determination thereof as are set forth in the definition of Accelerated D Shares Put/Call Price (but only with respect to revenue) and multiplying such calculated 2018 Revenue by the then applicable Multiplier, then TUNI shall purchase the then outstanding Ordinary F Shares for an amount equal to the F Shares Put/Call Price.

(b) For purposes of this Section 6.2,

(i) “Accelerated D Shares Put/Call Price” shall be determined by (A) using the actual revenue and EBITDA (calculated in accordance with the principles set forth in the definition of 2018 EBITDA) for any completed calendar quarters in the relevant time period prior to such Third Party Sale (i.e., in the case of a Third Party Sale in October 2017, using the actual revenue and EBITDA for the first three calendar quarters of 2017), (B) calculating the average of the percentage growth rate (“Growth Rate”) for the two most recently completed calendar quarters (the second of such calendar quarters the “Base Quarter”) prior to the closing date of the Third Party Sale, (C) applying such Growth Rate to the actual revenue and actual EBITDA for the Base Quarter to determine revenue and EBITDA for the calendar quarter in which the Third Party Sale occurs and (D) continuing successively thereafter to apply such Growth Rate to the revenue and EBITDA determined for each calendar quarter to ascertain the revenue and EBITDA for the next succeeding calendar quarter through the last calendar quarter of 2018.

(ii) “Multiplier” means, in the event of a Third Party Sale that closes in July 2017, [****], and, in the event of a Third Party Sale that closes after July 31, 2017, [****] minus [****] for each full calendar month after July 2017, including the month in which the Third Party Sale occurs (i.e., if the Third Party Sale closes in December 2017, the applicable Multiplier would be [****], and, if the Third Party Sale closing in July 2018, the applicable Multiplier would be [****]).

6.3 Exercise of Options; Payment; Transfer Documents.

(a) If requested by TUNI, the Management Holders will exercise their respective Options immediately prior to Buy-Sell Closing.

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(b) Subject to Section 10.6(e) of the Purchase Agreement, the Buy-Sell Price shall be paid by TUNI to the Management Holder Representative (for distribution among the applicable Management Holders pro rata in accordance with their respective ownership of the Shares being purchased), in the form of cash within ten (10) days following the final determination of the Buy-Sell Price.

(c) At the Buy-Sell Closing, the Management Holders shall deliver to TUNI (i) the stock certificate or certificates representing the Shares to be sold, together with duly executed stock powers relating thereto; and (ii) all documents reasonably required to effectuate the Share transfer contemplated by Section 6.2 including a certificate containing the representations, warranties and indemnities set forth on Schedule 4.

6.4 Process for Determination and Dispute. The Buy-Sell Price shall be determined, and any dispute with respect to the Buy-Sell Price, shall be determined in accordance with the dispute resolution procedures set forth in Section 4.7.

ARTICLE VII

Miscellaneous

7.1 Endorsement on Certificates. Each of the Management Holders agrees that a legend substantially to the following effect shall be placed on every certificate evidencing ownership of Shares owned by such Management Holder, whether owned as of the Effective Date or acquired thereafter:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE RESTRICTIONS CONTAINED IN AN AGREEMENT WITH RESPECT TO CERTAIN SHARES AND OPTIONS OF TRUSTEV LIMITED DATED AS OF DECEMBER 9, 2015 WHICH RESTRICTS THE TRANSFERABILITY OF SUCH SECURITIES (A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE ISSUER HEREOF). ANY TRANSFER IN VIOLATION OF SUCH RESTRICTIONS SHALL BE NULL VOID AND OF NO EFFECT WHATSOEVER. NO TRANSFER OF SUCH SECURITIES WILL BE RECORDED ON THE BOOKS OF THE COMPANY UNLESS ACCOMPANIED BY EVIDENCE OF COMPLIANCE WITH THE TERMS OF SUCH AGREEMENT WITH RESPECT TO CERTAIN SHARES AND OPTIONS.”

7.2 Termination. This Agreement shall be effective as to each Management Holder, the Company and TUNI for so long as such Management Holder shall own any Shares or Options.

7.3 Company Securities Subject to this Agreement. This Agreement shall apply to (a) Shares and Options held by the Management Holders on the Effective Date; (b) any Shares issued to any Management Holder as a result of the exercise of an Option, a share dividend or in addition to or upon exchange for Shares or Options; and (c) any Shares or Options otherwise purchased, acquired or issued to any Management Holder.

7.4 Further Assurances. From time to time after the Effective Date, the parties will, at their expense, and without further consideration, execute and deliver such other documents and instruments and take such other actions as may be reasonably requested to effect the purposes and intent of this Agreement.

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7.5 Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given (a) when delivered personally by hand (with written confirmation of receipt), (b) when sent by facsimile (with written confirmation of transmission) or (c) one business bay following the day sent by commercial overnight courier (with written confirmation of receipt), in each case at the following addresses and facsimile numbers (or to such other address or facsimile number as a party may have specified by notice given to the other party pursuant to this provision):

If to TUNI or the Company, to:

Transunion Netherlands I B.V.

Prins Bernhardplein 200

1097 JB Amsterdam

The Netherlands

Attention: David McCrary, Managing Director

Fax: 312/466-7986

Email: dmccrar@transunion.com

with copies to:

Trans Union LLC

555 West Adams Street

Chicago, Illinois 60661

Attention: Vice President – Legal & Regulatory and Assistant Secretary

Fax: 312/466-7986

Email: mforde@transunion.com

and

Loeb & Loeb LLP

321 North Clark Street, Suite 2300

Chicago, Illinois 60654-4746

Attention: Ross D. Emmerman

Fax: 312/276-8708

Email: remmerman@loeb.com

If to any Seller, c/o the Management Holder Representative, to:

Patrick D. Phelan

c/o Trustev Limited

2100 Cork Airport Business Park

Cork, Ireland

Email: pat.phelan@trustev.com

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission

With a copy to:

Ronan Daly Jermyn

2 Park Place

City Gate Park

Mahon

Cork, Ireland

Attention: Gillian Keating

Fax: +353-21-480-2790

Email: gillian.keating@rdj.ie

7.6 Expenses. All costs and expenses (including any brokerage commissions or any finder’s or investment banker’s fees) incurred in connection with the negotiation and execution of this Agreement and each other agreement, document and instrument contemplated hereby and the consummation of the transactions contemplated hereby and thereby shall be paid by the party incurring such expenses.

7.7 Process Agent.

(a) Each of the Management Holders hereby irrevocably appoints the Management Holder Representative as its agent to receive, at the address set forth herein for notices to the Management Holder Representative or at any other address provided by the Management Holder Representative after the date hereof, on such Management Holder’s behalf, service of any proceedings, suit or action in England in relation to any dispute or claim under this Agreement.

(b) If the Management Holder Representative ceases to be able to act as the Management Holders’ agent for service of process as a result of his death or disability, then the successor agent appointed pursuant to Section 11.3(b) of the Purchase Agreement shall be the successor agent hereunder to receive service of any proceedings, suit or action in England in relation to any dispute or claim under this Agreement; provided, however, that until a successor is appointed and such appointment is effective as provided in Section 11.3(b) of the Purchase Agreement, Chris Kennedy shall serve as each Management Holder’s successor agent for service of process at his address set forth on Exhibit B of the Purchase Agreement or at such other address as is provided by him to each Management Holder, TUNI and the Company after the date hereof.

(c) Service on the Management Holder Representative or the successor thereto in its role as agent under this Section 7.7 shall be deemed completed on a Management Holder party upon delivery to the Management Holder Representative or such successor at the address specified (whether or not it is forwarded to and received by the relevant party).

7.8 Entire Agreement; Amendments and Waivers.

(a) This Agreement (including the Schedules and Exhibits) represents the entire understanding and agreement among the parties hereto with respect to the subject matter hereof.

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(b) Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by TUNI and the Seller, or in the case of a waiver, by the party against whom the waiver is to be effective.

(c) No action taken pursuant to this Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

7.9 Governing Law.

(a) This Agreement (including this Section 7.9) and any dispute or claim arising out of or in connection with it or its subject matter or formation (including non-contractual disputes or claims) shall be governed by and construed in accordance with the laws of England.

(b) Any dispute arising out of or in connection with this contract, including any question regarding its existence, validity or termination, shall be referred to and finally resolved by arbitration under the rules of the London Court of International Arbitration in force from time to time (the “Rules”). The Rules are deemed to be incorporated by reference into this Section 7.9(b). The number of arbitrators shall be (i) one for disputes and claims involving total amounts in controversy of less than US$1,000,000 and (ii) three for all other claims and disputes. The seat, or legal place, of arbitration shall be London, England. The language to be used in the arbitral proceedings shall be English.

(c) Each of the parties hereby irrevocably waives, and undertakes that it will not raise, any objection to the jurisdiction of the London Court of International Arbitration referred to in this Section 7.9 on the ground of venue or on the ground that the proceedings have been brought in an inconvenient forum.

(d) This Section 7.9 shall be without prejudice to the right of any party to bring proceedings in any other jurisdiction for the purpose of enforcement or execution of any judgment or other settlement in any other courts.

7.10 Pronouns and Headings. As used herein, all pronouns shall include the masculine, feminine, neuter, singular and plural wherever the context and facts require such construction. The descriptive headings in the sections of this Agreement are inserted for convenience of reference only and shall not control or affect the meaning or construction of any of the provisions hereof.

7.11 Severability. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any law or public policy, all other terms or provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially

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adverse to any party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

7.12 Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any Person or entity not a party to this Agreement. No assignment of this Agreement or of any rights or obligations hereunder may be made by any Management Holder, the Management Holder Representative or TUNI, directly or indirectly (by operation of law or otherwise), without the prior written consent of the other parties hereto and any attempted assignment without the required consents shall be void; provided that (a) TUNI may assign it rights, interests and obligations hereunder to any of its Affiliates without the consent of any other party hereto, provided that TUNI shall not be relieved of its obligations hereunder; (b) TUNI may assign its obligations under Article IV in connection with a Third Party Sale as provided in Article VI and (c) the Management Holder Representative may, with such consent, assign it rights, interests and obligations hereunder to a successor “Seller Representative” in accordance with Section 11.10 of the Purchase Agreement (who shall serve as successor Management Holder Representative). No assignment of any obligations hereunder shall relieve the parties hereto of any such obligations; provided, however, that a Management Holder Representative shall be relieved of its obligations hereunder upon appointment of a successor “ Seller Representative” in accordance with Section 11.10 of the Purchase Agreement (who shall serve as successor Management Holder Representative). Upon any such permitted assignment by TUNI or the Management Holder Representative, the references in this Agreement to TUNI or the Management Holder Representative, respectively, shall also apply to TUNI’s or the Management Holder Representative’s assignee, as the case may be, unless the context otherwise requires.

7.13 Counterparts; Electronic Transmission. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. This Agreement and any document or certificate to be executed and delivered hereunder may be executed and delivered by electronic exchange of signatures, and any such signature shall be treated and have the same binding effect as an originally executed document.

7.14 Specific Performance. The parties acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the parties agree that, in addition to any other remedies, each party shall be entitled to enforce the terms of this Agreement by a decree of specific performance without the necessity of proving the inadequacy of money damages as a remedy. Each party hereby waives any requirement for the securing or posting of any bond in connection with such remedy. Each party further agrees that the only permitted objection that it may raise in response to any action for equitable relief is that it contests the existence of a breach or threatened breach of this Agreement.

7.15 POWER OF ATTORNEY. EACH MANAGEMENT HOLDER HEREBY EXPRESSLY AND IRREVOCABLY APPOINTS TUNI AND ITS SUCCESSORS AND

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ASSIGNS AS SUCH MANAGEMENT HOLDER’S PROXY AND ATTORNEY-IN-FACT TO VOTE (IF REQUIRED) ALL OF SUCH MANAGEMENT HOLDER’S SHARES AND TAKE ANY AND ALL SUCH OTHER ACTION WITH RESPECT TO SUCH MANAGEMENT HOLDER’S SHARES OR OPTIONS AS NECESSARY FOR SUCH MANAGEMENT HOLDER TO COMPLY WITH THE APPLICABLE TERM OF THIS AGREEMENT IN THE EVENT THAT SUCH MANAGEMENT HOLDER FAILS TO TIMELY COMPLY WITH ANY PROVISION OF THIS AGREEMENT, INCLUDING FAILING TO TIMELY TRANSFER SUCH MANAGEMENT HOLDER’S SHARES IN CONNECTION WITH THE EXERCISE OF A CALL RIGHT PURSUANT TO ARTICLE IV OR AT THE BUY-SELL CLOSING PURSUANT TO ARTICLE VI. SUCH APPOINTMENT OF TUNI AS PROXY AND ATTORNEY-IN-FACT IS COUPLED WITH AN INTEREST AND SHALL BE VALID UNTIL THE TERMINATION OF THIS AGREEMENT WITH RESPECT TO SUCH MANAGEMENT HOLDER.

7.16 Custody of Share Certificates and Option Agreements. Each Management Holder hereby (a) appoints TUNI as its custodian with respect to all certificates representing the Shares and agreements and other instruments representing the Options; (ii) irrevocably directs TUNI to hold all certificates representing the Shares and agreements and other instruments representing the Options in its custody; and (iii) irrevocably directs TUNI to take all actions contemplated by this Agreement with respect to the all certificates representing the Shares and agreements and other instruments representing the Options in TUNI’s custody.

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IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as a deed as of the day and year first above written.

THE COMPANY:

PRESENT when the COMMON SEAL of TRUSTEV LIMITED was affixed hereto AND DELIVERED in the presence of
		)	/s/ Chris Kennedy
		)	Director

/s/ Gillian Keating		)	/s/ Patrick D. Phelan
Signature of witness		)	Director/Secretary/Person duly authorized
by the board
Name:	Gillian Keating
Address:	Ronan Daly Jermyn Solicitors
2 Park Place, Citygate Park Mahon, Cork, Ireland

TUNI:

EXECUTED as a DEED by TRANSUNION NETHERLANDS I B.V. acting by a duly authorized signatory in the presence of		)
		)	/s/ David McCreary
		)	Authorized Signatory

/s/ Michael J. Forde
Signature of witness

Name:	Michael J. Forde
Address:	555 West Adams
Chicago, IL 60661 USA

[Signature Page to Agreement With Respect

To Certain Shares And Options Of Trustev Limited]

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission

MANAGEMENT HOLDER REPRESENTATIVE:

EXECUTED as a DEED by PATRICK D. PHELAN		/s/ Patrick D. Phelan
Signature
In the presence of:	Gillian Keating
Signature of Witness:	/s/ Gillian Keating
Name of Witness:	Gillian Keating
Address of Witness:	Ronan Daly Jermyn Solicitors, 2 Park Place, Citygate Park, Mahon, Cork, Ireland

MANAGEMENT HOLDERS:

EXECUTED as a DEED by PAT PHELAN		/s/ Patrick D. Phelan
Signature
In the presence of:	Gillian Keating
Signature of Witness:	/s/ Gillian Keating
Name of Witness:	Gillian Keating
Address of Witness:	Ronan Daly Jermyn Solicitors, 2 Park Place, Citygate Park, Mahon, Cork, Ireland

EXECUTED as a DEED by CHRIS KENNEDY		/s/ Chris Kennedy
Signature
In the presence of:	Gillian Keating
Signature of Witness:	/s/ Gillian Keating
Name of Witness:	Gillian Keating
Address of Witness:	Ronan Daly Jermyn Solicitors, 2 Park Place, Citygate Park, Mahon, Cork, Ireland

[Signature Page to Agreement With Respect

To Certain Shares And Options Of Trustev Limited]

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission

EXECUTED as a DEED by STEPHEN FANNING
/s/ Stephen Fanning
Signature
In the presence of:	Gillian Keating
Signature of Witness:	/s/ Gillian Keating
Name of Witness:	Gillian Keating
Address of Witness:	Ronan Daly Jermyn Solicitors, 2 Park Place, Citygate Park, Mahon, Cork, Ireland

Options to Purchase
	Ordinary D Shares	Ordinary E Shares	Ordinary F Shares
Stephen Fanning	[****]	[****]	[****]

[Signature Page to Agreement With Respect

To Certain Shares And Options Of Trustev Limited]

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission

EXECUTED as a DEED by
DIARMUID THOMA
/s/ Diarmuid Thoma
Signature
In the presence of:	Gillian Keating
Signature of Witness:	/s/ Gillian Keating
Name of Witness:	Gillian Keating
Address of Witness:	Ronan Daly Jermyn Solicitors, 2 Park Place, Citygate Park, Mahon, Cork, Ireland

Options to Purchase
	Ordinary D Shares	Ordinary E Shares	Ordinary F Shares
Diarmuid Thoma	[****]	[****]	[****]

[Signature Page to Agreement With Respect

To Certain Shares And Options Of Trustev Limited]

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission

EXECUTED as a DEED by JASON RYAN
/s/ Jason Ryan
Signature
In the presence of:	Gillian Keating
Signature of Witness:	/s/ Gillian Keating
Name of Witness:	Gillian Keating
Address of Witness:	Ronan Daly Jermyn Solicitors, 2 Park Place, Citygate Park, Mahon, Cork, Ireland

Options to Purchase
	Ordinary D Shares	Ordinary E Shares	Ordinary F Shares
Jason Ryan	[****]	[****]	[****]

[Signature Page to Agreement With Respect

To Certain Shares And Options Of Trustev Limited]

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission

EXECUTED as a DEED by ANTHONY CARROLL
/s/ Anthony Carroll
Signature
In the presence of:	Gillian Keating
Signature of Witness:	/s/ Gillian Keating
Name of Witness:	Gillian Keating
Address of Witness:	Ronan Daly Jermyn Solicitors, 2 Park Place, Citygate Park, Mahon, Cork, Ireland

Options to Purchase
	Ordinary D Shares	Ordinary E Shares	Ordinary F Shares
Anthony Carroll	[****]	[****]	[****]

[Signature Page to Agreement With Respect

To Certain Shares And Options Of Trustev Limited]

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission

EXECUTED as a DEED by KIERAN SEXTON
/s/ Kieran Sexton
Signature
In the presence of:	Gillian Keating
Signature of Witness:	/s/ Gillian Keating
Name of Witness:	Gillian Keating
Address of Witness:	Ronan Daly Jermyn Solicitors, 2 Park Place, Citygate Park, Mahon, Cork, Ireland

Options to Purchase
	Ordinary D Shares	Ordinary E Shares	Ordinary F Shares
Kiernan Sexton	[****]	[****]	[****]

[Signature Page to Agreement With Respect

To Certain Shares And Options Of Trustev Limited]

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission